Exhibit 25.1

FORM T-1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY

OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)    ☐

BNY MIDWEST TRUST COMPANY

(formerly known as CTC Illinois Trust Company)

(Exact name of trustee as specified in its charter)

Illinois	36-3800435
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

2 N. LaSalle Street	60602
Suite 1020 Chicago, Illinois (Address of principal executive offices)	(Zip code)

THE DOW CHEMICAL COMPANY

(Exact name of obligor as specified in its charter)

Delaware	38-1285128
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

2030 Dow Center Midland, Michigan	48674
(Address of principal executive offices)	(Zip code)

Debt Securities

(Title of the indenture securities)

1.	General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Office of Banks & Trust Companies of the State of Illinois	500 E. Monroe Street Springfield, Illinois 62701-1532

Federal Reserve Bank of Chicago	230 S. LaSalle Street Chicago, Illinois 60603

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

1.	A copy of Articles of Incorporation of BNY Midwest Trust Company (formerly CTC Illinois Trust Company, formerly Continental Trust Company) as now in effect. (Exhibit 1 to Form T-1 filed with the Registration Statement No. 333-47688.)

2,3.	A copy of the Certificate of Authority of the Trustee as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 2 to Form T-1 filed with the Registration Statement No. 333-47688.)

4.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with the Registration Statement No. 333-47688.)

6.	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with the Registration Statement No. 333-47688.)

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, BNY Midwest Trust Company, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois, on the 30th day of April, 2004.

BNY MIDWEST TRUST COMPANY

By:	/s/ R. ELLWANGER

Name: R. ELLWANGER Title: ASSISTANT VICE PRESIDENT

Exhibit 7

OFFICE OF BANKS AND REAL ESTATE

Bureau of Banks and Trust Companies

CONSOLIDATED REPORT OF CONDITION

OF

BNY Midwest Trust Company

2 North LaSalle Street

Suite 1020

Chicago, Illinois 60602

Including the institution’s domestic and foreign subsidiaries completed as of the close of business on December 31, 2003, submitted in response to the call of the Office of Banks and Real Estate of the State of Illinois.

ASSETS	Thousands of Dollars
(000)
1. Cash and Due from Depository Institutions	40,626

2. U.S. Treasury Securities	–0–

3. Obligations of States and Political Subdivisions	–0–

4. Other Bonds, Notes and Debentures	–0–

5. Corporate Stock	–0–

6. Trust Company Premises, Furniture, Fixtures and Other Assets Representing Trust Company Premises	741

7. Accounts Receivable	5,938

8. Goodwill	86,813

9. Intangibles	–0–

10. Other Assets	59

(Itemize amounts greater than 15% of Line 10)

Deferred Expenses	45

Accrued Interest Receivable – Intercompany	14

11. TOTAL ASSETS	134,177

OFFICE OF BANKS AND REAL ESTATE

Bureau of Banks and Trust Companies

CONSOLIDATED REPORT OF CONDITION

OF

BNY Midwest Trust Company

2 North LaSalle Street

Suite 1020

Chicago, Illinois 60602

LIABILITIES		Thousands of Dollars
12. Accounts Payable		–0–

13. Taxes Payable		2,810

14. Other Liabilities for Borrowed Money		25,425

15. Other Liabilities

(Itemize amounts greater than 15% of Line 14)		10,332

Reserve for Taxes	8,770

16. TOTAL LIABILITIES		38,567

EQUITY CAPITAL

17. Preferred Stock		–0–

18. Common Stock		2,000

19. Surplus		67,130

20. Reserve for Operating Expenses		–0–

21. Retained Earnings (Loss)		26,480

22. TOTAL EQUITY CAPITAL		95,610

23. TOTAL LIABILITIES AND EQUITY CAPITAL		134,177

I,	Robert L. DePaola, Vice President

(Name and Title of Officer Authorized to Sign Report)

of BNY Midwest Trust Company certify that the information contained in this statement is accurate to the best of my knowledge and belief. I understand that submission of false information with the intention to deceive the Commissioner or his Administrative officers is a felony.

/s/ ROBERT L. DEPAOLA

(Signature of Officer Authorized to Sign Report)

Sworn to and subscribed before me this 23rd day of January, 2004.

My Commission expires May 15, 2007.

/s/ JOSEPH A. GIACOBINO

Notary Public

(Notary Seal)

Person to whom Supervisory Staff should direct questions concerning this report.

Emmie Chan	Assistant Treasurer

Name	Title

(212) 437-5639

Telephone Number (Extension)

eychan@bankofny.com

E-mail